Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Cullman Bancorp, Inc. on Form S-1 filed with the Securities Exchange Commission and Form MHC-2 of Cullman Savings Bank filed with the Office of Thrift Supervision of our report dated April 20, 2009 on the consolidated financial statements of Cullman Savings Bank and to the reference to us under the headings “Legal and Tax Matters” and “Experts” in this Amendment No. 1 to the Registration Statement on Form S-1 and Form MHC-2.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Brentwood, Tennessee

July 29, 2009